Exhibit 99.1

FOR IMMEDIATE RELEASE	July 25, 2019
MIDWESTONE FINANCIAL GROUP, INC.
REPORTS FINANCIAL RESULTS FOR THE
SECOND QUARTER OF 2019
Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq - MOFG) (“we”, “our”, or “the Company”) today reported its financial results for the second quarter of 2019. Net income for the second quarter of 2019 was $10.7 million, or $0.72 per diluted common share, compared to net income of $7.3 million, or $0.60 per diluted common share, for the first quarter of 2019 (the “linked quarter”).
Charles Funk, President and CEO commented, ”The second quarter saw the consummation of our acquisition of ATBancorp and, as a result, our earnings reflected the impact of certain one-time costs incurred in connection with the merger. With that said, we believe the underlying trends are positive. Excluding transaction charges of $0.16 per diluted share, net income for the quarter was $0.88 per diluted share, and return on average tangible equity was 16.28%.”
FINANCIAL HIGHLIGHTS

	As of or For the Three Months Ended			As of or For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
	(Dollars in thousands, except per share amounts)
Net income	$10,674	$7,285	$8,156	$17,959	$15,949
Earnings per common share, diluted	$0.72	$0.60	$0.67	$1.33	$1.30
Return on average assets	1.01%	0.89%	1.01%	0.96%	1.00%
Return on average equity	9.66%	8.22%	9.55%	9.02%	9.41%
Return on average tangible equity (1)	13.34%	10.85%	12.91%	12.21%	12.81%

Net interest margin (tax equivalent)(1)	3.68%	3.56%	3.65%	3.63%	3.67%
Yield on average loans (tax equivalent)(1)	5.10%	4.93%	4.76%	5.03%	4.74%
Cost of average total deposits	0.92%	0.88%	0.62%	0.90%	0.59%
Efficiency ratio(1)	63.30%	63.00%	60.76%	63.17%	60.62%

Total assets	$4,662,463	$3,308,975	$3,276,277	$4,662,463	$3,276,277
Loans held for investment, net of unearned income	$3,536,503	$2,403,759	$2,364,035	$3,536,503	$2,364,035
Total deposits	$3,725,472	$2,684,827	$2,604,201	$3,725,472	$2,604,201

Equity to assets ratio	10.47%	11.00%	10.57%	10.47%	10.57%
Tangible common equity ratio(1)	8.06%	8.97%	8.48%	8.06%	8.48%
Book value per share	$30.11	$29.94	$28.33	$30.11	$28.33
Tangible book value per share(1)	$22.56	$23.89	$22.22	$22.56	$22.22
Gross loans held for investment to deposit ratio	95.81%	89.74%	90.78%	95.81%	90.78%

(1) Non-GAAP measure. See pages 14-15 for a detailed explanation.

Acquisition of ATBancorp
On May 1, 2019, we completed our acquisition of ATBancorp. The table below summarizes the amounts recognized at the acquisition date for each major class of assets acquired and liabilities assumed:

	May 1, 2019
	(in thousands)
Merger consideration(1)		$148,435
Identifiable net assets acquired, at fair value
Assets acquired
Cash and due from banks	$71,820
Debt securities available for sale	99,353
Loans(1)	1,137,880
Premises and equipment(1)	19,213
Core deposit intangible(1)	28,230
Bank-owned life insurance	18,759
Foreclosed assets(1)	3,767
Other assets(1)	17,360
Total assets acquired		1,396,382
Liabilities assumed
Deposits(1)	1,079,094
Short-term borrowings(1)	60,761
Long-term debt(1)	111,201
Other liabilities(1)	25,613
Total liabilities assumed		1,276,669
Total identifiable net assets acquired, at fair value		$119,713
Goodwill		$28,722
(1) The initial accounting for the acquisition was incomplete at June 30, 2019 and the amount recognized was determined only provisionally.
In addition to the balance sheet impacts shown above, our net income for the quarter was reduced by $3.1 million in pre-tax, acquisition-related expenses stemming from the ATBancorp transaction. Those charges reduced diluted earnings per share by approximately $0.16.
INCOME STATEMENT HIGHLIGHTS
Net Interest Income
Net interest income increased in the second quarter of 2019 to $34.8 million from $26.0 million in the linked quarter due primarily to higher average earning asset volumes and a higher tax equivalent net interest margin (“NIM”). Average earning assets increased $851.1 million from the linked quarter as a result of assets acquired in the ATBancorp transaction. Discount accretion from acquired loans added $2.2 million to net interest income in the current quarter compared to $586 thousand in the linked quarter.
The tax equivalent net interest margin increased to 3.68% for the second quarter of 2019 from 3.56% in the linked quarter as increased loan yields, driven by loan purchase discount accretion, outpaced higher funding costs. The loan yield was 5.10% for the second quarter of 2019 compared to 4.93% for the linked quarter. Loan purchase discount accretion added 28 bps to loan yields and 23 bps to the NIM in the current quarter compared to 10 bps and 8 bps, respectively, in the linked quarter. The cost of average total deposits in the second quarter of 2019 was 0.92% compared to 0.88% in the linked quarter. The increase reflects the merger, as well as higher rates paid to attract and retain deposits in a competitive market.
Noninterest Income
Noninterest income for the second quarter of 2019 increased $3.4 million, or 63%, from the linked quarter. The increase was due primarily to additional fee income (trust, service charges, card and loan revenue) earned as a result of the ATBancorp transaction. Further, ‘Other’ income reflected a gain of $1.1 million from the sale of assets of MidWestOne Insurance Services, Inc. Partially offsetting these increases, ‘Loan revenue’ included a $507 thousand negative valuation adjustment to the Company’s mortgage servicing rights.

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	June 30,	March 31,	June 30,
Noninterest Income	2019	2019	2018
	(In thousands)
Investment services and trust activities	$1,890	$1,390	$1,218
Service charges and fees	1,870	1,442	1,518
Card revenue	1,799	998	1,093
Loan revenue	648	393	906
Bank-owned life insurance	470	392	397
Insurance commissions	314	420	319
Investment securities gains (losses), net	32	17	(4)
Other	1,773	358	246
Total noninterest income	$8,796	$5,410	$5,693
Noninterest Expense
Noninterest expense for the second quarter of 2019 increased $8.4 million, or 40.9%, from the linked quarter, due primarily to merger-related as well as additional on-going expenses incurred as a result of the ATBancorp transaction. Pre-tax merger-related expenses were $3.1 million for the second quarter of 2019 compared to $167 thousand in the linked quarter.
The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	June 30,	March 31,	June 30,
Noninterest Expense	2019	2019	2018
	(In thousands)
Compensation and employee benefits	$16,409	$12,579	$12,225
Occupancy expense of premises, net	2,127	1,879	1,882
Equipment	1,914	1,371	1,408
Legal and professional	3,291	965	959
Data processing	1,008	845	691
Marketing	869	606	690
Amortization of intangibles	930	452	589
FDIC insurance	434	370	392
Communications	377	342	341
Foreclosed assets, net	84	58	145
Other	1,597	1,150	1,264
Total noninterest expense	$29,040	$20,617	$20,586
The following table presents details of merger-related costs for the periods indicated:

	Three Months Ended
	June 30,	March 31,	June 30,
Merger-related Expenses	2019	2019	2018
	(In thousands)
Compensation and employee benefits	$1,020	$10	$—
Legal and professional	1,826	126	—
Data processing	240	5	—
Other	48	26	—
Total merger-related costs	$3,134	$167	$—
Income Taxes
The effective income tax rate was 23.2% for the second quarter of 2019 and 20.6% for the linked quarter. The effective tax rate for the second quarter of 2019 was higher due primarily to the payment of certain non-deductible merger related expenses and other merger-related items in the second quarter of 2019.

BALANCE SHEET HIGHLIGHTS
Mr. Funk continued, ”The highlight of the first six months was deposit growth in the legacy MidWestOne footprint of more than 4%. Loan growth continued to be challenged by paydowns in our rural regions but was strong in Iowa City and Denver, and solid in the Twin Cities markets.”
Loans Held for Investment
Loans held for investment, net of unearned income, increased $1.14 billion, or 47.4%, to $3.54 billion, primarily due to the merger. At June 30, 2019, commercial real estate loans comprised approximately 51% of the loan portfolio. Commercial and industrial loans was the next largest category at 25% of total loans, followed by residential real estate loans at 17%, agricultural loans at 4%, and consumer loans at 3%.
The following table presents the composition of loans held for investment, net of unearned income, as of the dates indicated:

	June 30,	March 31,	December 31,	June 30,
Loans Held for Investment	2019	2019	2018	2018
	(In thousands)
Commercial and industrial	$866,023	$535,878	$533,188	$512,357
Agricultural	152,491	96,766	96,956	103,429
Commercial real estate
Construction and development	273,149	187,906	217,617	206,269
Farmland	187,393	86,648	88,807	88,761
Multifamily	243,928	161,067	134,741	129,659
Other	1,114,039	843,817	826,163	819,205
Total commercial real estate	1,818,509	1,279,438	1,267,328	1,243,894
Residential real estate
One-to-four family first liens	423,625	333,220	341,830	350,281
One-to-four family junior liens	176,685	121,793	120,049	117,138
Total residential real estate	600,310	455,013	461,879	467,419
Consumer	99,170	36,664	39,428	36,936
Loans held for investment, net of unearned income	$3,536,503	$2,403,759	$2,398,779	$2,364,035
Provision and Allowance for Loan Losses
For the second quarter of 2019, the provision for loan losses was $0.7 million, a decrease of $0.9 million from the linked quarter.
The following table shows the activity in the allowance for loan losses for the periods indicated:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Allowance for Loan Losses Roll Forward	2019	2019	2018	2019	2018
	(In thousands)
Beginning balance	$29,652	$29,307	$29,671	$29,307	$28,059
Charge-offs	(2,187)	(1,355)	(291)	(3,542)	(767)
Recoveries	530	106	170	636	408
Net charge-offs	(1,657)	(1,249)	(121)	(2,906)	(359)
Provision for loan losses	696	1,594	1,250	2,290	3,100
Ending balance	$28,691	$29,652	$30,800	$28,691	$30,800
Deposits
Total deposits at June 30, 2019, were $3.73 billion, an increase of $1.11 billion from December 31, 2018, due primarily to the merger. The mix of deposits reflected increases between December 31, 2018 and June 30, 2019 of $464.0 million, or 83.5% in money market deposits, $216.0 million, or 29.8%, in time deposits, $207.9 million, or 47.4%, in noninterest bearing deposits, $145.9 million, or 69.3%, in savings deposits, and $78.6 million, or 11.5%, in interest checking deposits.

“We ended the quarter with tangible equity to tangible assets of 8.06%,” said Mr. Funk. “We believe we have ample flexibility in terms of capital deployment in future quarters.”
The following table presents the composition of our deposit portfolio as of the dates indicated:

	June 30,	March 31,	December 31,	June 30,
Deposit Composition	2019	2019	2018	2018
	(In thousands)
Noninterest bearing demand deposits	$647,078	$426,729	$439,133	$469,862
Interest checking deposits	762,530	696,760	683,894	654,094
Money market deposits	1,019,886	629,838	555,839	529,290
Savings deposits	356,328	200,998	210,416	216,866
Total non-maturity deposits	2,785,822	1,954,325	1,889,282	1,870,112
Time deposits of $250,000 and under	678,752	541,310	532,395	514,163
Time deposits of $250,000 and over	260,898	189,192	191,252	219,926
Total time deposits	939,650	730,502	723,647	734,089
Total deposits	$3,725,472	$2,684,827	$2,612,929	$2,604,201
CREDIT QUALITY
The following table presents a roll forward of nonperforming loans as of the dates indicated:

		90+ Days Past	Performing
		Due & Still	Troubled Debt
Nonperforming Loans	Nonaccrual	Accruing	Restructured	Total
	(In thousands)
Balance at December 31, 2018	$19,924	$365	$5,284	$25,573
Loans placed on nonaccrual, restructured or 90+ days past due & still accruing	12,849	1,000	72	13,921
Established through acquisition	7,909	27	—	7,936
Repayments (including interest applied to principal)	(5,303)	(18)	(209)	(5,530)
Loans returned to accrual status or no longer past due	(1,021)	(144)	—	(1,165)
Charge-offs	(3,023)	—	—	(3,023)
Transfers to foreclosed assets	(460)	—	—	(460)
Transfers to nonaccrual	—	(283)	(554)	(837)
Balance at June 30, 2019	$30,875	$947	$4,593	$36,415
At June 30, 2019, net foreclosed assets totaled $4.9 million, up from $535 thousand at December 31, 2018, primarily due to the merger. As of June 30, 2019, the allowance for loan losses was $28.7 million, or 0.81% of loans held for investment, net of unearned income, compared with $29.3 million, or 1.22% at December 31, 2018. Acquired loans reduced this ratio by 41 basis points at June 30, 2019 as, at acquisition, such loans are measured at fair value which includes a credit-related discount and, thus, no allowance for loan losses is initially measured.

The following table presents selected loan credit quality metrics as of the dates indicated:

	June 30,	March 31,	December 31,	June 30,
Credit Quality Metrics	2019	2019	2018	2018
	(dollars in thousands)
Nonaccrual loans held for investment	$30,875	$21,274	$19,924	$13,067
Performing troubled debt restructured loans held for investment	4,593	5,161	5,284	8,362
Accruing loans contractually past due 90 days or more	947	208	365	151
Total nonperforming loans	36,415	26,643	25,573	21,580
Foreclosed assets, net	4,922	336	535	676
Total nonperforming assets	$41,337	$26,979	$26,108	$22,256
Allowance for loan losses	28,691	29,652	29,307	30,800
Provision for loan losses (for the quarter)	696	1,594	3,250	1,250
Net charge-offs (for the quarter)	1,657	1,249	5,221	121
Net charge-offs to average loans held for investment (for the quarter)	0.21%	0.21%	0.86%	0.02%
Allowance for loan losses to loans held for investment, net of unearned income	0.81%	1.23%	1.22%	1.30%
Allowance for loan losses to nonaccrual loans held for investment, net of unearned income	92.93%	139.38%	147.09%	235.71%
Nonaccrual loans held for investment to loans held for investment	0.87%	0.89%	0.83%	0.56%
“We’ve made significant progress in identification and resolution of nonperforming loans in the legacy MidWestOne footprint,” noted Mr. Funk. “We believe our agricultural portfolio has stabilized, though close monitoring will be essential in the coming months. We also have good coverage as, excluding the $7.9 million of nonaccrual loans established in the ATBancorp transaction, the allowance for loan losses was at 124.93% of nonaccrual loans.”
CORPORATE UPDATE
MidWestOne Insurance Services, Inc. Asset Sale
On June 30, 2019, the Company sold substantially all of the assets used by MidWestOne Insurance Services, Inc. to sell insurance products. The Company recognized a pre-tax gain of $1.1 million from the sale which was reported in ‘Other’ noninterest income on the Company’s consolidated statements of income. In 2018, MidWestOne Insurance Services accounted for $1.3 million and $1.1 million of the Company’s total noninterest income and expense, respectively.
“We made the strategic decision to exit this line of business as our insurance revenues comprised a small percentage of overall revenues,” concluded Mr. Funk.
Share Repurchase Program
During the second quarter of 2019 the Company repurchased 56,985 shares at an average price of $28.01 and a total cost of $1.6 million. At June 30, 2019, $1.1 million remained available to repurchase shares under the Company’s current share repurchase program.
Cash Dividend Announcement
On July 16, 2019, the Company’s board of directors declared a quarterly cash dividend of $0.2025 per common share. The dividend is payable September 16, 2019, to shareholders of record at the close of business on September 2, 2019. At this quarterly rate, the indicated annual cash dividend is equal to $0.81 per common share.
CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m., CDT, on Friday, July 26, 2019. To participate, please dial 866-233-3483 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until October 26, 2019, by calling 877-344-7529 and using the replay access code of 10126192. A transcript of the call will also be available on the company’s web site (www.midwestone.com) within three business days of the event.
ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne Financial is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota,

Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.com. MidWestOne Financial trades on the Nasdaq Global Select Market under the symbol “MOFG”.
Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) credit quality deterioration or pronounced and sustained reduction in real estate market values causing an increase in the allowance for credit losses, an increase in the provision for loan losses, and a reduction in net earnings; (2) the risks related to mergers, including our pending merger with ATBancorp, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (3) our management’s ability to reduce and effectively manage interest rate risk and the impact of interest rates in general on the volatility of our net interest income; (4) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (5) fluctuations in the value of our investment securities; (6) governmental monetary and fiscal policies; (7) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators and changes in the scope and cost of Federal Deposit Insurance Corporation insurance and other coverages; (8) the ability to attract and retain key executives and employees experienced in banking and financial services; (9) the sufficiency of the allowance for loan losses to absorb the amount of actual losses inherent in our existing loan portfolio; (10) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (11) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (12) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, and other financial institutions operating in our markets or elsewhere or providing services similar to ours; (13) the failure of assumptions underlying the establishment of allowances for loan losses and estimation of values of collateral and various financial assets and liabilities; (14) volatility of rate-sensitive deposits; (15) operational risks, including data processing system failures or fraud; (16) asset/liability matching risks and liquidity risks; (17) the costs, effects and outcomes of existing or future litigation; (18) changes in general economic or industry conditions, nationally, internationally or in the communities in which we conduct business; (19) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (20) war or terrorist activities which may cause further deterioration in the economy or cause instability in credit markets; (21) cyber-attacks; (22) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; and (23) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,	December 31,
	2019	2019	2018
	(In thousands)
ASSETS
Cash and due from banks	$72,801	$40,002	$43,787
Interest earning deposits in banks	47,708	2,969	1,693
Total cash and cash equivalents	120,509	42,971	45,480
Debt securities available for sale at fair value	460,302	432,979	414,101
Held to maturity securities at amortized cost	193,173	195,033	195,822
Total securities held for investment	653,475	628,012	609,923
Loans held for sale	4,306	309	666
Gross loans held for investment	3,569,236	2,409,333	2,405,001
Unearned income, net	(32,733)	(5,574)	(6,222)
Loans held for investment, net of unearned income	3,536,503	2,403,759	2,398,779
Allowance for loan losses	(28,691)	(29,652)	(29,307)
Total loans held for investment, net	3,507,812	2,374,107	2,369,472
Premises and equipment, net	93,395	75,200	75,773
Goodwill	93,376	64,654	64,654
Other intangible assets, net	36,624	9,423	9,875
Foreclosed assets, net	4,922	336	535
Other assets	148,044	113,963	115,102
Total assets	$4,662,463	$3,308,975	$3,291,480
LIABILITIES
Noninterest bearing deposits	$647,078	$426,729	$439,133
Interest bearing deposits	3,078,394	2,258,098	2,173,796
Total deposits	3,725,472	2,684,827	2,612,929
Short-term borrowings	153,829	76,066	131,422
Long-term debt	252,673	162,471	168,726
Other liabilities	42,138	21,762	21,336
Total liabilities	4,174,112	2,945,126	2,934,413
SHAREHOLDERS' EQUITY
Common stock	16,581	12,463	12,463
Additional paid-in capital	296,879	187,535	187,813
Retained earnings	181,984	173,771	168,951
Treasury stock	(8,716)	(7,297)	(6,499)
Accumulated other comprehensive income (loss)	1,623	(2,623)	(5,661)
Total shareholders' equity	488,351	363,849	357,067
Total liabilities and shareholders' equity	$4,662,463	$3,308,975	$3,291,480

Certain reclassifications have been made to prior periods’ consolidated financial statements to present them on a basis comparable with the current period’s consolidated financial statements.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018 (1)	2019	2018 (1)
	(In thousands, except per share data)
Interest income
Loans, including fees	$40,053	$29,035	$27,486	$69,088	$54,053
Taxable investment securities	3,289	2,927	2,790	6,216	5,538
Tax-exempt investment securities	1,424	1,406	1,528	2,830	3,057
Other	185	20	18	205	27
Total interest income	44,951	33,388	31,822	78,339	62,675
Interest expense
Deposits	7,743	5,695	4,009	13,438	7,545
Short-term borrowings	500	457	359	957	620
Long-term debt	1,876	1,260	1,024	3,136	1,906
Total interest expense	10,119	7,412	5,392	17,531	10,071
Net interest income	34,832	25,976	26,430	60,808	52,604
Provision for loan losses	696	1,594	1,250	2,290	3,100
Net interest income after provision for loan losses	34,136	24,382	25,180	58,518	49,504
Noninterest income
Investment services and trust activities	1,890	1,390	1,218	3,280	2,457
Service charges and fees	1,870	1,442	1,518	3,312	3,089
Card revenue	1,799	998	1,093	2,797	2,059
Loan revenue	648	393	906	1,041	1,847
Bank-owned life insurance	470	392	397	862	830
Insurance commissions	314	420	319	734	720
Investment securities gains (losses), net	32	17	(4)	49	5
Other	1,773	358	246	2,131	367
Total noninterest income	8,796	5,410	5,693	14,206	11,374
Noninterest expense
Compensation and employee benefits	16,409	12,579	12,225	28,988	24,596
Occupancy expense of premises, net	2,127	1,879	1,882	4,006	3,788
Equipment	1,914	1,371	1,408	3,285	2,791
Legal and professional	3,291	965	959	4,256	1,753
Data processing	1,008	845	691	1,853	1,379
Marketing	869	606	690	1,475	1,310
Amortization of intangibles	930	452	589	1,382	1,246
FDIC insurance	434	370	392	804	711
Communications	377	342	341	719	670
Foreclosed assets, net	84	58	145	142	106
Other	1,597	1,150	1,264	2,747	2,464
Total noninterest expense	29,040	20,617	20,586	49,657	40,814
Income before income tax expense	13,892	9,175	10,287	23,067	20,064
Income tax expense	3,218	1,890	2,131	5,108	4,115
Net income	$10,674	$7,285	$8,156	$17,959	$15,949
Earnings per common share
Basic	$0.72	$0.60	$0.67	$1.33	$1.31
Diluted	$0.72	$0.60	$0.67	$1.33	$1.30
Weighted average basic common shares outstanding	14,894	12,164	12,218	13,537	12,220
Weighted average diluted common shares outstanding	14,900	12,177	12,230	13,545	12,235
Dividends paid per common share	$0.2025	$0.2025	$0.195	$0.405	$0.39
(1) Reclassified to conform to the current period’s presentation.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
	(In thousands)
ASSETS
Cash and due from banks	$72,801	$40,002	$43,787	$49,229	$41,547
Interest earning deposits in banks	47,708	2,969	1,693	4,150	1,717
Total cash and cash equivalents	120,509	42,971	45,480	53,379	43,264
Debt securities available for sale at fair value	460,302	432,979	414,101	407,766	438,312
Held to maturity securities at amortized cost	193,173	195,033	195,822	191,733	192,896
Total securities held for investment	653,475	628,012	609,923	599,499	631,208
Loans held for sale	4,306	309	666	1,124	1,528
Gross loans held for investment	3,569,236	2,409,333	2,405,001	2,384,459	2,371,406
Unearned income, net	(32,733)	(5,574)	(6,222)	(6,810)	(7,371)
Loans held for investment, net of unearned income	3,536,503	2,403,759	2,398,779	2,377,649	2,364,035
Allowance for loan losses	(28,691)	(29,652)	(29,307)	(31,278)	(30,800)
Total loans held for investment, net	3,507,812	2,374,107	2,369,472	2,346,371	2,333,235
Premises and equipment, net	93,395	75,200	75,773	76,497	78,106
Goodwill	93,376	64,654	64,654	64,654	64,654
Other intangible assets, net	36,624	9,423	9,875	10,378	10,925
Foreclosed assets, net	4,922	336	535	549	676
Other assets	148,044	113,963	115,102	115,514	112,681
Total assets	$4,662,463	$3,308,975	$3,291,480	$3,267,965	$3,276,277
LIABILITIES
Noninterest bearing deposits	$647,078	$426,729	$439,133	$458,576	$469,862
Interest bearing deposits	3,078,394	2,258,098	2,173,796	2,173,683	2,134,339
Total deposits	3,725,472	2,684,827	2,612,929	2,632,259	2,604,201
Short-term borrowings	153,829	76,066	131,422	87,978	127,467
Long-term debt	252,673	162,471	168,726	176,979	178,083
Other liabilities	42,138	21,762	21,336	21,560	20,325
Total liabilities	4,174,112	2,945,126	2,934,413	2,918,776	2,930,076
SHAREHOLDERS' EQUITY
Common stock	$16,581	$12,463	$12,463	$12,463	$12,463
Additional paid-in capital	296,879	187,535	187,813	187,581	187,304
Retained earnings	181,984	173,771	168,951	163,709	159,315
Treasury stock	(8,716)	(7,297)	(6,499)	(5,474)	(5,474)
Accumulated other comprehensive income (loss)	1,623	(2,623)	(5,661)	(9,090)	(7,407)
Total shareholders' equity	488,351	363,849	357,067	349,189	346,201
Total liabilities and shareholders' equity	$4,662,463	$3,308,975	$3,291,480	$3,267,965	$3,276,277

Certain reclassifications have been made to prior periods’ consolidated financial statements to present them on a basis comparable with the current period’s consolidated financial statements.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018 (1)	2018 (1)	2018 (1)
	(In thousands, except per share data)
Interest income
Loans, including fees	$40,053	$29,035	$29,052	$28,088	$27,486
Taxable investment securities	3,289	2,927	2,774	2,715	2,790
Tax-exempt investment securities	1,424	1,406	1,375	1,395	1,528
Other	185	20	23	12	18
Total interest income	44,951	33,388	33,224	32,210	31,822
Interest expense
Deposits	7,743	5,695	5,161	4,625	4,009
Short-term borrowings	500	457	374	321	359
Long-term debt	1,876	1,260	1,136	1,153	1,024
Total interest expense	10,119	7,412	6,671	6,099	5,392
Net interest income	34,832	25,976	26,553	26,111	26,430
Provision for loan losses	696	1,594	3,250	950	1,250
Net interest income after provision for loan losses	34,136	24,382	23,303	25,161	25,180
Noninterest income
Investment services and trust activities	1,890	1,390	1,274	1,222	1,218
Service charges and fees	1,870	1,442	1,556	1,512	1,518
Card revenue	1,799	998	1,095	1,069	1,093
Loan revenue	648	393	884	891	906
Bank-owned life insurance	470	392	381	399	397
Insurance commissions	314	420	260	304	319
Investment securities gains (losses), net	32	17	(4)	192	(4)
Other	1,773	358	350	456	246
Total noninterest income	8,796	5,410	5,796	6,045	5,693
Noninterest expense
Compensation and employee benefits	16,409	12,579	12,111	13,051	12,225
Occupancy expense of premises, net	2,127	1,879	1,166	2,643	1,882
Equipment	1,914	1,371	1,433	1,341	1,408
Legal and professional	3,291	965	1,027	1,861	959
Data processing	1,008	845	875	697	691
Marketing	869	606	678	672	690
Amortization of intangibles	930	452	503	547	589
FDIC insurance	434	370	429	393	392
Communications	377	342	342	341	341
Foreclosed assets, net	84	58	46	(131)	145
Other	1,597	1,150	1,169	1,207	1,264
Total noninterest expense	29,040	20,617	19,779	22,622	20,586
Income before income tax expense	13,892	9,175	9,320	8,584	10,287
Income tax expense	3,218	1,890	1,696	1,806	2,131
Net income	$10,674	$7,285	$7,624	$6,778	$8,156
Earnings per common share
Basic	$0.72	$0.60	$0.62	$0.55	$0.67
Diluted	$0.72	$0.60	$0.62	$0.55	$0.67
Weighted average basic common shares outstanding	14,894	12,164	12,217	12,221	12,218
Weighted average diluted common shares outstanding	14,900	12,177	12,235	12,240	12,230
Dividends paid per common share	$0.2025	$0.2025	$0.195	$0.195	$0.195
(1) Reclassified to conform to the current period’s presentation.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
	(Dollars in thousands)
ASSETS
Loans, including fees (1)(2)	$3,183,138	$40,495	5.10%	$2,409,641	$29,308	4.93%	$2,337,216	$27,744	4.76%
Taxable investment securities	458,438	3,289	2.88%	414,986	2,927	2.86%	421,733	2,790	2.65%
Tax-exempt investment securities (3)	203,179	1,794	3.54%	202,027	1,772	3.56%	215,461	1,929	3.59%
Total Investments	661,617	5,083	3.08%	617,013	4,699	3.09%	637,194	4,719	2.97%
Other	36,031	185	2.06%	3,053	20	2.66%	4,271	18	1.69%
Total interest earning assets	$3,880,786	45,763	4.73%	$3,029,707	34,027	4.55%	$2,978,681	32,481	4.37%
Other assets	349,661			271,390			267,621
Total assets	$4,230,447			$3,301,097			$3,246,302
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$731,973	$1,021	0.56%	$676,654	$910	0.55%	$666,039	$618	0.37%
Money market deposits	880,973	2,491	1.13%	599,695	1,334	0.90%	549,023	673	0.49%
Savings deposits	328,694	182	0.22%	204,757	58	0.11%	216,580	63	0.12%
Time deposits	874,619	4,049	1.86%	724,772	3,393	1.90%	721,293	2,655	1.48%
Total interest bearing deposits	2,816,259	7,743	1.10%	2,205,878	5,695	1.05%	2,152,935	4,009	0.75%
Short-term borrowings	123,586	500	1.62%	109,929	457	1.69%	109,752	359	1.30%
Long-term debt	229,152	1,876	3.28%	179,515	1,260	2.85%	167,288	1,024	2.46%
Total borrowed funds	352,738	2,376	2.70%	289,444	1,717	2.41%	277,040	1,383	2.00%
Total interest bearing liabilities	$3,168,997	$10,119	1.28%	$2,495,322	$7,412	1.20%	$2,429,975	$5,392	0.89%
Noninterest bearing deposits	574,720			421,753			454,659
Other liabilities	43,616			24,619			18,956
Shareholders’ equity	443,114			359,403			342,712
Total liabilities and shareholders’ equity	$4,230,447			$3,301,097			$3,246,302
Net interest income(4)		$35,644			$26,615			$27,089
Net interest spread(4)			3.45%			3.35%			3.48%
Net interest margin(4)			3.68%			3.56%			3.64%
Total deposits(5)	$3,390,979	$7,743	0.92%	$2,627,631	$5,695	0.88%	$2,607,594	$4,009	0.62%
Funding sources(6)	$3,743,717	$10,119	1.08%	$2,917,075	$7,412	1.03%	$2,884,634	$5,392	0.75%

(1) Non-accrual loans have been included in average loans, net of unearned income. Amortized net deferred loans and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loans fees was $(128) thousand, $(150) thousand, and $(99) thousand for the three months ended June 30, 2019, March 31, 2019, and June 30, 2018, respectively. Accretion of unearned purchase discounts was $2.2 million, $586 thousand, and $783 thousand for the three months ended June 30, 2019, March 31, 2019, and June 30, 2018, respectively.
(2) Includes tax-equivalent adjustments of $442 thousand, $273 thousand, and $258 thousand for the three months ended June 30, 2019, March 31, 2019, and June 30, 2018, respectively. The federal statutory tax rate utilized was 21%.
(3) Includes tax-equivalent adjustments of $370 thousand, $366 thousand, and $401 thousand for the three months ended June 30, 2019, March 31, 2019, and June 30, 2018, respectively. The federal statutory tax rate utilized was 21%.
(4) Tax equivalent.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Funding sources is the sum of total interest-bearing liabilities and noninterest-bearing demand deposits. The cost of funding sources is calculated as annualized total interest expense divided by average funding sources.

	Six Months Ended
	June 30, 2019			June 30, 2018
	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
	(Dollars in thousands)
ASSETS
Loans, including fees (1)(2)	$2,798,526	$69,803	5.03%	$2,321,189	$54,552	4.74%
Taxable investment securities	436,832	6,216	2.87%	422,856	5,538	2.64%
Tax-exempt investment securities (3)	202,606	3,566	3.55%	216,022	3,859	3.60%
Total Investments	639,438	9,782	3.08%	638,878	9,397	2.97%
Other	19,633	205	2.11%	3,351	27	1.62%
Total interest-earning assets	$3,457,597	79,790	4.65%	$2,963,418	63,976	4.35%
Other assets	310,132			267,902
Total assets	$3,767,729			$3,231,320
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$698,654	1,931	0.56%	$667,326	1,210	0.37%
Money market deposits	746,339	3,825	1.03%	538,810	1,166	0.44%
Savings deposits	267,068	240	0.18%	216,407	126	0.12%
Time deposits	800,109	7,442	1.88%	719,811	5,043	1.41%
Total interest bearing deposits	2,512,170	13,438	1.08%	2,142,354	7,545	0.71%
Short-term borrowings	116,795	957	1.65%	108,257	620	1.14%
Long-term debt	204,471	3,136	3.09%	164,262	1,906	2.35%
Total borrowed funds	321,266	4,093	2.57%	272,519	2,526	1.87%
Total interest bearing liabilities	$2,833,436	17,531	1.25%	$2,414,873	10,071	0.84%
Noninterest bearing deposits	498,733			455,825
Other liabilities	34,070			18,986
Shareholders’ equity	401,490			341,636
Total liabilities and shareholders’ equity	$3,767,729			$3,231,320
Net interest income(4)		$62,259			$53,905
Net interest spread(4)			3.40%			3.51%
Net interest margin(4)			3.63%			3.66%
Total deposits(5)	$3,010,903	$13,438	0.90%	$2,598,179	$7,545	0.59%
Funding sources(6)	$3,332,169	$17,531	1.06%	$2,870,698	$10,071	0.71%
(1) Non-accrual loans have been included in average loans, net of unearned income. Amortized net deferred loans and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loans fees was $(278) thousand and $(212) thousand for the six months ended June 30, 2019 and June 30, 2018, respectively. Accretion of unearned purchase discounts was $2.8 million and $1.7 million for the six months ended June 30, 2019 and June 30, 2018, respectively.
(2) Includes tax-equivalent adjustments of $715 thousand and $499 thousand for the six months ended June 30, 2019 and June 30, 2018, respectively. The federal statutory tax rate utilized was 21%.
(3) Includes tax-equivalent adjustments of $736 thousand and $802 thousand for the six months ended June 30, 2019 and June 30, 2018, respectively. The federal statutory tax rate utilized was 21%.
(4) Tax equivalent.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Funding sources is the sum of total interest-bearing liabilities and noninterest-bearing demand deposits. The cost of funding sources is calculated as annualized total interest expense divided by average funding sources.

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible book value per share, tangible equity to tangible assets ratio, return on average tangible equity, net interest margin (tax equivalent), loan yield (tax equivalent) and the efficiency ratio. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

	As of	As of	As of	As of	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
(unaudited, dollars in thousands, except per share data)	2019	2019	2018	2018	2018
Tangible Equity
Total shareholders’ equity	$488,351	$363,849	$357,067	$349,189	$346,201
Adjustments to tangible equity
Plus: Deferred tax liability associated with intangibles	7,676	546	660	786	924
Less: Intangible assets, net	(130,000)	(74,077)	(74,529)	(75,032)	(75,579)

Tangible equity	$366,027	$290,318	$283,198	$274,943	$271,546
Tangible Assets
Total assets	$4,662,463	$3,308,975	$3,291,480	$3,267,965	$3,276,277
Plus: Deferred tax liability associated with intangibles	7,676	546	660	786	924
Less: Intangible assets, net	(130,000)	(74,077)	(74,529)	(75,032)	(75,579)
Tangible assets	$4,540,139	$3,235,444	$3,217,611	$3,193,719	$3,201,622
Common shares outstanding	16,221,160	12,153,045	12,180,015	12,221,107	12,221,107
Tangible Book Value Per Share	$22.56	$23.89	$23.25	$22.50	$22.22
Tangible Equity/Tangible Assets	8.06%	8.97%	8.80%	8.61%	8.48%

	For the Three Months Ended			For the Six Months Ended
(unaudited, dollars in thousands)	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net Income	$10,674	$7,285	$8,156	$17,959	$15,949
Plus: Intangible amortization, net of tax(1)	735	357	465	1,092	984
Adjusted net income	$11,409	$7,642	$8,621	$19,051	$16,933
Average Tangible Equity
Average total shareholders’ equity	$443,114	$359,403	$342,712	$401,490	$341,636
Plus: Average deferred tax liability associated with intangibles	2,877	601	996	1,745	1,074
Less: Average intangible assets, net of amortization	(102,919)	(74,293)	(75,780)	(88,633)	(76,065)
Average tangible equity	$343,072	$285,711	$267,928	$314,602	$266,645
Return on Average Tangible Equity (annualized)	13.34%	10.85%	12.91%	12.21%	12.81%

Net Interest Margin Tax Equivalent Adjustment
Net interest income	$34,832	$25,976	$26,430	$60,808	$52,604
Plus tax equivalent adjustment:(1)
Loans	442	273	258	715	499
Securities	370	366	401	736	802
Tax equivalent net interest income (1)	$35,644	$26,615	$27,089	$62,259	$53,905
Average interest earning assets	$3,880,786	$3,029,707	$2,978,681	$3,457,597	$2,963,418
Net Interest Margin	3.68%	3.56%	3.65%	3.63%	3.67%
(1) Computed on a tax-equivalent basis, assuming a federal income tax rate of 21%.

	For the Three Months Ended			For the Six Months Ended
(dollars in thousands)	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Yield on Average Loans
Interest income on loans, including fees	$40,053	$29,035	$27,486	$69,088	$54,053
Plus tax equivalent adjustment:(1)
Loans	442	273	258	715	499
Tax equivalent loan interest income (1)	$40,495	$29,308	$27,744	$69,803	$54,552
Average loans	$3,183,138	$2,409,641	$2,337,216	$2,798,526	$2,321,189
Average Yield on Loans	5.10%	4.93%	4.76%	5.03%	4.74%

Operating Expense
Total noninterest expense	$29,040	$20,617	$20,586	$49,657	$40,814
Less: Amortization of intangibles	(930)	(452)	(589)	(1,382)	(1,246)
Operating expense	$28,110	$20,165	$19,997	$48,275	$39,568
Operating Revenue
Tax equivalent net interest income (2)	$35,644	$26,615	$27,089	$62,259	$53,905
Plus: Noninterest income	8,796	5,410	5,693	14,206	11,374
Impairment losses on investment securities	—	—	—	—	—
Less: (Gain) loss on sale or call of debt securities	(32)	(17)	4	(49)	(5)
Operating revenue	$44,408	$32,008	$32,786	$76,416	$65,274
Efficiency Ratio	63.30%	63.00%	60.99%	63.17%	60.62%
(1) Computed assuming a combined marginal income tax rate of 25% on deductible items.
(2) Computed on a tax-equivalent basis, assuming a federal income tax rate of 21%.

Contact:
Charles N. Funk	Barry S. Ray
President and Chief Executive Officer	Senior Executive Vice President and Chief Financial Officer
319.356.5800	319.356.5800